Exhibit 99.1
FleetCor Completes Acquisition of STP

The Company Updates Outlook for Fiscal Year 2016

NORCROSS, GA., August 31, 2016 -- FleetCor Technologies, Inc. (NYSE: FLT) today announced that it has completed the previously announced acquisition of Serviços e Tecnologia de Pagamentos S.A. (“STP”), from a shareholder group including concessionaires CCR S.A. and Arteris S.A., Raizen Combustiveis S.A. (a joint venture between Shell and Cosan), and others, for approximately $1.3 billion USD.

“We are thrilled to announce the completion of the STP acquisition, the second-largest transaction ever for FleetCor,” said Ron Clarke, chairman and chief executive officer of FleetCor Technologies, Inc. “There are a number of great assets that come along with STP including their well known, well-respected brand, great customer base, proven technology, and new extensions into ticketless parking and cardless fuel programs. We also believe that the acquisition will result in substantial synergies as we implement our operating disciplines and consolidate with our other Brazil lines of business.”

STP, which operates under the brand Sem Parar, is Brazil’s leading electronic toll payments company, with near universal acceptance nationally. Using RFID technology, STP-issued tags and stickers process approximately $3.5 billion USD in toll, parking, and fuel payments annually for over 4.5 million active users. STP also provides cardless fuel payments at an expanding number of Shell sites throughout Brazil. The company has approximately 1,675 employees and is headquartered in Sao Paulo, Brazil.

Updated Fiscal Year 2016 Outlook:

For fiscal-year 2016, FleetCor Technologies, Inc. financial guidance has been updated to reflect closing of the STP acquisition and is as follows:

•	Total revenues between $1,820 million and $1,870 million;

•	Adjusted net income per diluted share[1] between $6.75 and $6.91.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to our Fiscal Year 2016 outlook and the expected synergies from the acquisition. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as failure to successfully integrate or otherwise achieve anticipated benefits from this acquisition or other partnerships or acquired businesses; the impact of foreign exchange rates on acquisition prices, operations, revenue and income; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment products or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FleetCor's Annual Report on Form 10-K for the year ended December 31, 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016. FleetCor believes
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1 A reconciliation of GAAP guidance is provided in Exhibit 1.

these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) our proportionate share of amortization of intangible assets at our equity method investment and (e) a non-recurring net gain at our equity method investment. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains do not necessarily reflect how our equity method investment and business is performing. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 1.

Management uses adjusted revenues and adjusted net income:

•	As a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income, and adjusted net income per diluted share are key measures used by the company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor
FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor's payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
investor@fleetcor.com
(770)729-2017

Exhibit 1
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2016 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2016 Guidance
	Low*	High*
Net income	$475	$486
Net income per diluted share	$5.02	$5.15

Stock based compensation	66	66
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts***	175	175
Amortization of intangibles at equity method investment	10	10
Non recurring net gain at equity method investment	(11)	(11)
Total pre-tax adjustments	240	240
Income tax impact of pre-tax adjustments at the effective tax rate**	(75)	(75)
Adjusted net income	$639	$652
Adjusted net income per diluted share	$6.75	$6.91

Diluted shares	95	95

* Columns may not calculate due to impact of rounding and range.
** Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016.

*** Amortization is subject to the completion of purchase accounting for STP and represents an estimate.